Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the prospectus constituting part of the Registration Statements of Form S-8 (Nos. 33-17925, 33-78562, 33-64205, 33-45381) and Form S-3 (Nos. 33-61712) of ELXSI Corporation
of our report dated March 12, 1998 appearing on page F-1 of this form 10-K.



/s/ Price Waterhouse LLP
-------------------------
Price Waterhouse LLP

Orlando, Florida
March 27, 1998